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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the FedEx Corporation Incentive Stock Plan of FedEx Corporation of our reports dated June 23, 2003, with respect to the consolidated financial statements and schedule of FedEx Corporation included in its Annual Report (Form 10-K) for each of the two years in the period ended May 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Memphis, Tennessee
December 16, 2003

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Consent of Independent Auditors